CMA Multi-State Municipal Series Trust
Series Number: 7
File Number: 811-05011
CIK Number: 810598
CMA Massachusetts Municipal Money Fund
For the Period Ending: 09/30/2008

Pursuant to Exemptive Order No. IC-15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six months ended September 30, 2008.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date
06/09/2008	$5,000	BOSTON, MASS WRT & SWR	5.00%	11/01/2019